Exhibit 99.1

Investor Contacts	Media Contact
Olga Guyette, Vice President-Investor Relations & Treasury	Josh Gitelson, Sr. Director-Communications
(781) 356-9763	(781) 356-9776
olga.guyette@haemonetics.com	josh.gitelson@haemonetics.com

David Trenk, Manager-Investor Relations
(203) 733-4987
david.trenk@haemonetics.com

Haemonetics Reports Third Quarter and Year-to-Date Fiscal 2026 Results;
Raises Total Company Fiscal 2026 Guidance
Boston, MA, February 5, 2026 - Haemonetics Corporation (NYSE: HAE) reported financial results for its third quarter and year-to-date of fiscal 2026, which ended December 27, 2025:

		3rd Quarter 2026	Year-to-Date 2026
■	Revenue, decrease	$339 million, (3)%	$988 million, (4)%
■	Organic(1) revenue increase	1.2%	—%
■	Organic ex-CSL(2) revenue increase	7.5%	9.8%
■	Earnings per diluted share	$0.95	$2.46
■	Adjusted earnings per diluted share	$1.31	$3.67
■	Cash flow from operating activities	$94 million	$222 million
■	Free cash flow	$74 million	$165 million
__________
(1)    Excludes the impacts of currency fluctuation, the divestiture of the Whole Blood product line as of its completion in January 2025 and the exit of certain liquid solution products.
(2)    In addition to the adjustments for organic revenue, further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
Chris Simon, Haemonetics’ CEO, stated: “Third quarter revenue growth, margin expansion, and cash flow reflect the underlying strength of our core businesses. Blood Management Technologies and Plasma continue to drive our strong performance while we take targeted actions to reestablish momentum in Interventional Technologies and prepare for a US launch of PerQseal Elite. We are well positioned to finish the fiscal year strong and deliver our long-term growth and value creation objectives throughout our business.”
GAAP RESULTS
Third quarter fiscal 2026 revenue was $339.0 million, down 2.7% compared with the third quarter of fiscal 2025. Business unit revenue and growth rates compared with the prior year period were as follows:

($ millions)	3rd Quarter 2026 Reported
Plasma	$138.9	3.5%
Blood Center	$56.6	(19.6)%
Hospital	$143.5	(0.3)%
Total net revenue	$339.0	(2.7)%
Gross margin was 59.7% in the third quarter of fiscal 2026 compared with 55.5% in the third quarter of fiscal 2025. The primary drivers of the increase in the gross margin percentage were the continued transformation of the product portfolio to higher margin offerings, benefits from product innovation, decreased restructuring costs related to portfolio rationalization initiatives, and decreased amortization of fair value inventory step-up. Operating expenses were $135.0 million, up $0.5 million, or 0.4%, compared with the third quarter of fiscal 2025. The increase in operating expenses was driven by higher performance-based compensation. The Company had operating income of $67.4 million and a 19.9% operating margin in the third quarter of fiscal 2026, compared with operating income of $59.0 million and a 16.9% operating margin in the third quarter of fiscal 2025. The effective income tax rate was 25.4% in the third quarter of fiscal 2026, compared with 24.9% in the third quarter of fiscal 2025. Third quarter fiscal 2026 net income and earnings per diluted share were $44.7 million and $0.95, respectively, compared with $37.5 million and $0.74, respectively, in the third quarter of fiscal 2025.
ADJUSTED RESULTS
Third quarter organic revenue declined 1.2% and organic ex-CSL revenue growth was 7.5% compared with the same period of fiscal 2025. Year-over-year organic and organic ex-CSL revenue growth rates by business unit were as follows:

	3rd Quarter 2026
	Organic	Organic ex-CSL
Plasma	2.8%	20.2%
Blood Center	2.8%	2.8%
Hospital	(0.9)%	(0.9)%
Total net revenue	1.2%	7.5%
Third quarter fiscal 2026 adjusted gross margin was 60.2%, up 250 basis points compared with the prior year period. The primary drivers of the increase in the adjusted gross margin percentage included the continued transformation of the product portfolio to higher margin offerings and benefits from product innovation.
Adjusted operating expenses were $114.8 million, up $3.3 million, or 3.0%, compared with the third quarter of fiscal 2025. The increase in adjusted operating expenses was driven by higher performance-based compensation. Adjusted operating income for the third quarter of fiscal 2026 was $89.2 million, down $0.3 million, or 0.3%, compared with the third quarter of fiscal 2025. Adjusted operating margin was 26.3%, up 60 basis points when compared with the same period of fiscal 2025. The adjusted income tax rate for the third quarter of fiscal 2026 was 24.9%, down 10 basis points when compared with 25.0% in the third quarter of fiscal 2025.
Third quarter fiscal 2026 adjusted net income was $61.4 million, up $1.1 million, or 1.9%, and adjusted earnings per diluted share was $1.31, up 10.1%, each when compared with the same period of fiscal 2025.

BALANCE SHEET AND CASH FLOW
Cash on hand as of December 27, 2025 was $363.4 million, an increase of $56.6 million since the end of fiscal 2025, primarily driven by cash flow provided from operating activities, partially offset by cash outflows for share repurchases and strategic investments.
Third quarter fiscal 2026 cash flow from operating activities was $93.6 million, up $49.8 million, or 113.8%, and free cash flow was $74.2 million, up $44.6 million, or 150.9%, each when compared with the same period of fiscal 2025. The primary driver of increased operating cash flow as compared to the same period of fiscal 2025 was favorable working capital adjustments driven by lower inventory purchasing. Free cash flow was also impacted by higher non-cash transfers from inventory, partially offset by lower capital expenditures.
FISCAL 2026 GUIDANCE
The Company updated its previous fiscal 2026 GAAP revenue and organic revenue growth guidance as follows:

	Current Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(2 – 4%)	(16 – 18%)	~4%	(1 – 3%)
Currency impact	–	~1%	–	~1%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(2 – 4%)	1 – 3%	~4%	0 – 2%
CSL 2025 US disposables revenue(2)	21%	–	–	8%
Organic, ex-CSL	17 – 19%	1 – 3%	~4%	8 – 10%

	Previous Guidance
	Plasma	Blood Center	Hospital	Total Company
Reported	(4 – 7%)	(17 – 19%)	4 – 7%	(1 – 4%)
Currency impact	–	~1%	–	1%
Acquisitions & Divestitures(1)	–	(19%)	–	(4%)
Organic	(4 – 7%)	(1) – 1%	4 – 7%	(1) – 2%
CSL 2025 US disposables revenue(2)	21%	–	–	8%
Organic, ex-CSL	14 – 17%	(1) – 1%	4 – 7%	7 – 10%
__________
(1)    Reflects adjustment in Blood Center to exclude the impact of the Company’s divestiture of its Whole Blood product line in January 2025 and exit of certain liquid solution products.
(2)    Reflects adjustment to exclude the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.

Additionally, the Company updated its adjusted operating margin guidance and raised adjusted earnings per diluted share guidance and free cash flow guidance as follows:

	Previous Guidance	Current Guidance
Adjusted operating margin	26 – 27%	26 – 27%
Adjusted earnings per diluted share	$4.80 – $5.00	$4.90 – $5.00
Free cash flow	$170M – $210M	$200M – $220M
Free cash flow to adjusted net income	>70%	>80%
WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS
The Company will host a conference call with investors and analysts to discuss third quarter fiscal 2026 results on Thursday, February 5, 2026 at 8:00 a.m. ET. The call can be accessed via teleconference at https://register-conf.media-server.com/register/BIc1b5072b40a440d2abf26c02854d78e8. Once registration is completed, participants will receive a dial-in number along with a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start.
Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/uz42wd2z.
The Company has also provided a supplemental earnings presentation for its third quarter of fiscal 2026, which is available on its website and can be found at the following direct link: https://haemonetics.gcs-web.com/static-files/54f39941-e22b-48e1-957d-fa61630cd8ca.
ABOUT HAEMONETICS
Haemonetics is a global medical technology company dedicated to improving the quality, effectiveness and efficiency of health care. Our innovative solutions addressing critical medical needs include a suite of hospital technologies designed to advance standards of care and help enhance outcomes for patients; end-to-end plasma collection technologies to optimize operations for plasma centers; and products to enable blood centers to collect in-demand blood components. To learn more about Haemonetics, visit www.haemonetics.com.
FORWARD-LOOKING STATEMENTS
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the Company’s strategy for growth; product development, commercialization and anticipated benefits; regulatory approvals; the impact of acquisitions and divestitures; market position and expenditures; and the Company’s market and regional alignment initiative; (ii) estimates or projections of future financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to the Company’s share repurchase program; and (iii) the assumptions underlying or relating to any statement described in points (i) and (ii) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, availability and demand for the Company’s products; the Company’s ability to successfully develop and market new products and technologies; the impact of competitive products and pricing; product quality; disruptions caused by cybersecurity events; any failure to realize the anticipated strategic benefits and opportunities from acquisitions and divestitures; pricing pressures resulting from trends toward healthcare cost containment and the effect of industry consolidation; manufacturing, distribution and supply chain disruptions and cost increases; the Company’s ability to implement as planned and realize estimated cost savings from the market and regional alignment initiative; the effects of global economic and political conditions, including changing trade and tariff policies and inflationary pressures; regulatory uncertainties, including in the receipt or timing of regulatory approvals, and the impact of changes in global regulatory conditions; indebtedness incurred by the Company, including the conditional conversion feature of its convertible notes; the Company’s ability to protect its intellectual property; litigation; and the impact of share repurchases on the Company’s stock price and volatility as well as the effect of short-term price fluctuations on the share repurchase program’s effectiveness. These and other factors are identified and described in more detail in the Company’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.
MANAGEMENT’S USE OF NON-GAAP MEASURES
This press release contains financial measures that are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are also based on certain non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations and provide a baseline for analyzing trends in the Company’s underlying businesses. We strongly encourage investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

When used in this release, organic revenue growth excludes the impact of currency fluctuation, acquisitions and divestitures. Organic ex-CSL revenue growth further excludes the impact of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted interest and other income/expense, adjusted provision for income taxes, adjusted net income and adjusted earnings per diluted share exclude restructuring costs, restructuring related costs, digital transformation costs, amortization of acquired intangible assets, asset impairments and write downs, amortization of fair value inventory step-up, costs related to compliance with the European Union Medical Device Regulation ("MDR") and In Vitro Diagnostic Regulation ("IVDR"), acquisition, integration and divestiture related costs, net gains on the repurchase of convertible notes, gains on sales of property, plant and equipment, certain tax settlements, unusual or infrequent and material litigation-related charges, and remeasurement of contingent consideration. Adjusted net income and adjusted earnings per diluted share also exclude the tax impact of these items. The adjustments to provision for income taxes are calculated based on the jurisdictions in which pre-tax adjustments occurred. Free cash flow is defined as cash provided by operating activities less capital expenditures and additions to Haemonetics equipment, net of the proceeds from the sale of property, plant and equipment. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to similarly titled measures used by other companies.
A reconciliation of non-GAAP historical financial measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com. The Company does not attempt to provide reconciliations of forward-looking adjusted operating margin guidance, adjusted earnings per diluted share guidance or free cash flow guidance to the comparable GAAP measures because the combined impact and timing of recognition of certain potential charges or gains, such as restructuring costs, impairment charges and capital expenditures, is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of the Company’s financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Nine Months Ended
	12/27/2025	12/28/2024	Inc/(Dec) %	12/27/2025	12/28/2024	Inc/(Dec) %

	(Dollars and Shares in Thousands, Except Per Share Data)			(Dollars and Shares in Thousands, Except Per Share Data)
Net revenues	$338,967	$348,542	(2.7)%	$987,676	$1,030,225	(4.1)%
Cost of goods sold	136,581	154,995	(11.9)%	398,302	474,317	(16.0)%
Gross profit	202,386	193,547	4.6%	589,374	555,908	6.0%

Research and development	14,187	15,829	(10.4)%	45,320	44,417	2.0%
Selling, general and administrative	109,154	106,459	2.5%	321,488	321,653	(0.1)%
Amortization of acquired intangible assets	10,933	12,230	(10.6)%	33,507	36,965	(9.4)%
Impairment of intangible assets	716	—	100.0%	9,300	2,391	289.0%
Total Operating expenses	134,990	134,518	0.4%	409,615	405,426	1.0%

Operating income	67,396	59,029	14.2%	179,759	150,482	19.5%

Interest and other expense, net	(7,421)	(9,112)	(18.6)%	(23,330)	(9,148)	155.0%

Income before provision for income taxes	59,975	49,917	20.1%	156,429	141,334	10.7%

Provision for income taxes	15,235	12,423	22.6%	38,974	31,636	23.2%

Net income	$44,740	$37,494	19.3%	$117,455	$109,698	7.1%

Net income per common share assuming dilution	$0.95	$0.74	28.4%	$2.46	$2.14	15.0%

Weighted average shares outstanding
Basic	46,792	50,286		47,497	50,709
Diluted	46,987	50,639		47,668	51,148

Profit Margins:			Inc/(Dec) %			Inc/(Dec) %
Gross profit	59.7%	55.5%	4.2%	59.7%	54.0%	5.7%
Research and development	4.2%	4.5%	(0.3)%	4.6%	4.3%	0.3%
Selling, general and administrative	32.2%	30.5%	1.7%	32.5%	31.2%	1.3%
Operating income	19.9%	16.9%	3.0%	18.2%	14.6%	3.6%
Income before provision for income taxes	17.7%	14.3%	3.4%	15.8%	13.7%	2.1%
Net income	13.2%	10.8%	2.4%	11.9%	10.6%	1.3%

Revenue Analysis by Business Unit (Unaudited)

	Three Months Ended
	12/27/2025	12/28/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL

	(Dollars in Thousands)
Revenues by business unit
Plasma	$138,905	$134,224	3.5%	0.7%	—%	2.8%	(17.4)%	20.2%

Apheresis	56,560	55,388	2.1%	1.3%	(2.0)%	2.8%	—%	2.8%
Whole Blood	—	14,957	(100.0)%	—%	(100.0)%	—%	—%	—%
Blood Center	56,560	70,345	(19.6)%	1.1%	(23.5)%	2.8%	—%	2.8%

Interventional Technologies(3)	56,054	63,253	(11.4)%	0.2%	—%	(11.6)%	—%	(11.6)%
Blood Management Technologies(4)	87,448	80,720	8.3%	0.7%	—%	7.6%	—%	7.6%
Hospital	143,502	143,973	(0.3)%	0.6%	—%	(0.9)%	—%	(0.9)%

Total net revenues	$338,967	$348,542	(2.7)%	0.8%	(4.7)%	1.2%	(6.3)%	7.5%

	Nine Months Ended
	12/27/2025	12/28/2024	Reported growth	Currency impact	Acquisitions & Divestitures(1)	Organic growth	2025 CSL US Disposable Revenue(2)	Organic growth, ex-CSL

	(Dollars in Thousands)
Revenues by business unit
Plasma	$394,166	$408,695	(3.6)%	0.5%	—%	(4.1)%	(26.2)%	22.1%

Apheresis	164,447	158,814	3.5%	1.3%	(2.0)%	4.2%	—%	4.2%
Whole Blood	406	46,304	(99.1)%	—%	(99.1)%	—%	—%	—%
Blood Center	164,853	205,118	(19.6)%	1.2%	(25.0)%	4.2%	—%	4.2%

Interventional Technologies(3)	173,610	188,220	(7.8)%	0.3%	—%	(8.1)%	—%	(8.1)%
Blood Management Technologies(4)	255,047	228,192	11.8%	0.7%	—%	11.1%	—%	11.1%
Hospital	428,657	416,412	2.9%	0.5%	—%	2.4%	—%	2.4%

Total net revenues	$987,676	$1,030,225	(4.1)%	0.7%	(4.8)%	—%	(9.8)%	9.8%
__________
(1)    Reflects the impact in Blood Center of the divestiture of the Whole Blood product line as of its completion in January 2025 and the impact of the exit of certain liquid solution products.
(2)    Reflects the impact in Plasma of fiscal 2025 disposable sales to CSL Plasma under its transitional U.S. supply agreement with the Company.
(3)    Interventional Technologies includes Vascular Closure, Sensor Guided Technologies and Esophageal Protection product lines of the Hospital business unit.
(4)    Blood Management Technologies includes Hemostasis Management, Cell Salvage and Transfusion Management product lines of the Hospital business unit.

Condensed Consolidated Balance Sheets (Unaudited)

	December 27, 2025	March 29, 2025

	(Dollars in Thousands)
Assets
Cash and cash equivalents	$363,367	$306,763
Accounts receivable, net	195,707	202,657
Inventories, net	321,185	365,141
Other current assets	63,415	60,414
Total current assets	943,674	934,975
Property, plant & equipment, net	297,234	284,052
Intangible assets, net	419,734	455,743
Goodwill	606,825	604,269
Other assets	223,423	171,909
Total assets	$2,490,890	$2,450,948

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$304,746	$303,558
Other current liabilities	235,122	274,555
Total current liabilities	539,868	578,113
Long-term debt	919,987	921,230
Other long-term liabilities	119,584	130,769
Stockholders' equity	911,451	820,836
Total liabilities & stockholders' equity	$2,490,890	$2,450,948

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended
	December 27, 2025	December 28, 2024

	(Dollars in Thousands)
Cash Flows from Operating Activities:
Net income	$117,455	$109,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,398	87,378
Amortization of fair value inventory step-up	5,814	12,319
Share-based compensation expense	24,700	22,699
Impairment of intangible assets	9,300	2,391
Gain on repurchase of convertible senior notes, net	—	(12,600)
Gains on sales of property, plant and equipment	(536)	(14,572)
Deferred income taxes	(6,018)	(8,593)
Change in other non-cash operating activities	4,751	8,114
Change in operating assets and liabilities:
Change in accounts receivable, net	7,356	(3,379)
Change in inventories, net	38,899	(64,340)
Change in prepaid income taxes	1,352	(2,638)
Change in other assets and other liabilities	(28,298)	(34,493)
Change in accounts payable and accrued expenses	(36,893)	(36,816)
Net cash provided by operating activities	222,280	65,168
Cash Flows from Investing Activities:
Capital expenditures	(15,119)	(23,635)
Non-cash transfers from inventory to property, plant and equipment for Haemonetics equipment	(42,593)	(12,649)
Proceeds from sale of property, plant and equipment	849	20,802
Acquisitions	—	(150,906)
Other investments	(36,071)	(13,547)
Net cash used in investing activities	(92,934)	(179,935)
Cash Flows from Financing Activities:
Repayments, net of borrowings	(4,688)	448,875
Purchase of capped call related to convertible notes	—	(88,200)
Debt issuance costs	—	(23,135)
Share repurchases	(75,000)	(75,000)
Proceeds from employee stock programs	7,771	8,193
Cash used to net share settle employee equity awards	(4,955)	(10,243)
Other financing activities	(89)	(222)
Net cash (used in) provided by financing activities	(76,961)	260,268
Effect of exchange rates on cash and cash equivalents	4,219	(3,455)
Net Change in Cash and Cash Equivalents	56,604	142,046
Cash and Cash Equivalents at Beginning of the Period	306,763	178,800
Cash and Cash Equivalents at End of Period	$363,367	$320,846

Free Cash Flow Reconciliation:
Cash provided by operating activities	$222,280	$65,168
Capital expenditures	(15,119)	(23,635)
Additions to Haemonetics equipment	(42,593)	(12,649)
Proceeds from sale of property, plant and equipment	849	20,802
Free cash flow	$165,417	$49,686

Reconciliation of Adjusted Measures for Third Quarter of FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income (loss)	Interest and other expense	Provision (benefit) for income taxes	Net income (loss)	Earnings per diluted share

Three Months Ended December 27, 2025:	(Dollars in Thousands, Except Per Share Data)
Reported	$202,386	$134,990	$67,396	$(7,421)	$15,235	$44,740	$0.95
Amortization of acquired intangible assets	—	(10,933)	10,933	—	2,597	8,336	0.20
Amortization of fair value inventory step-up	1,323	—	1,323	—	290	1,033	0.02
Integration and transaction costs	266	(1,389)	1,655	—	577	1,078	0.02
Restructuring costs	(47)	(1,495)	1,448	—	414	1,034	0.02
Restructuring related costs	36	—	36	—	5	31	—
Digital transformation costs	—	(6,113)	6,113	—	1,388	4,725	0.10
Write downs of certain assets	—	(834)	834	—	203	631	0.01
Litigation-related charges	—	1,278	(1,278)	—	(316)	(962)	(0.02)
Impairment of intangible assets	—	(716)	716	—	122	594	0.01
Discrete tax items	—	—	—	—	(197)	197	—
Adjusted	$203,964	$114,788	$89,176	$(7,421)	$20,318	$61,437	$1.31
Adjusted, as a percentage of net revenues	60.2%	33.9%	26.3%			18.1%

	Gross profit	Operating expenses	Operating income (loss)	Interest and other income (expense)	Provision (benefit) for income taxes	Net income (loss)	Earnings per diluted share

Three Months Ended December 28, 2024:	(Dollars in Thousands, Except Per Share Data)
Reported	$193,547	$134,518	$59,029	$(9,112)	$12,423	$37,494	$0.74
Amortization of acquired intangible assets	—	(12,230)	12,230	—	3,035	9,195	0.18
Amortization of fair value inventory step-up	3,341	—	3,341	—	811	2,530	0.05
Integration and transaction costs	410	166	244	75	194	125	—
Restructuring costs	3,027	(488)	3,515	—	975	2,540	0.05
Restructuring related costs	634	(834)	1,468	—	334	1,134	0.02
Digital transformation costs	—	(4,620)	4,620	—	1,103	3,517	0.07
Write downs of certain assets	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	—	(1,008)	1,008	—	239	769	0.02
Litigation-related charges	—	18	(18)	—	(4)	(14)	—
Discrete tax items	—	—	—	—	28	(28)	—
Adjusted	$200,959	$111,522	$89,437	$(9,037)	$20,109	$60,291	$1.19
Adjusted, as a percentage of net revenues	57.7%	32.0%	25.7%			17.3%

Reconciliation of Adjusted Measures for Year-to-Date FY26 and FY25 (Unaudited)

	Gross profit	Operating expenses	Operating income (loss)	Interest and other income (expense)	Provision (benefit) for income taxes	Net income (loss)	Earnings per diluted share

Nine Months Ended December 27, 2025	(Dollars in Thousands, Except Per Share Data)
Reported	$589,374	$409,615	$179,759	$(23,330)	$38,974	$117,455	$2.46
Amortization of acquired intangible assets	—	(33,507)	33,507	—	8,330	25,177	0.55
Amortization of fair value inventory step-up	5,814	—	5,814	—	1,413	4,401	0.09
Integration and transaction costs	2,632	(3,045)	5,677	2,022	2,084	5,615	0.12
Restructuring costs	(573)	(3,491)	2,918	—	779	2,139	0.04
Restructuring related costs	61	(87)	148	—	26	122	—
Digital transformation costs	—	(16,522)	16,522	—	3,958	12,564	0.26
Write downs of certain assets	—	(834)	834	—	203	631	0.01
Litigation-related charges	—	474	(474)	—	(115)	(359)	(0.01)
Impairment of intangible assets	—	(9,300)	9,300	—	2,269	7,031	0.15
Discrete tax items	—	—	—	—	(196)	196	—
Adjusted	$597,308	$343,303	$254,005	$(21,308)	$57,725	$174,972	$3.67
Adjusted, as a percentage of net revenues	60.5%	34.8%	25.7%			17.7%

	Gross profit	Operating expenses	Operating income (loss)	Interest and other income (expense)	Provision (benefit) for income taxes	Net income (loss)	Earnings per diluted share

Nine Months Ended December 28, 2024	(Dollars in Thousands, Except Per Share Data)
Reported	$555,908	$405,426	$150,482	$(9,148)	$31,636	$109,698	$2.14
Amortization of acquired intangible assets	—	(36,965)	36,965	—	9,181	27,784	0.54
Amortization of fair value inventory step-up	12,319	—	12,319	—	3,005	9,314	0.18
Integration and transaction costs	797	(12,652)	13,449	75	1,137	12,387	0.24
Restructuring costs	11,158	(1,771)	12,929	—	3,156	9,773	0.19
Restructuring related costs	2,514	(3,043)	5,557	—	1,304	4,253	0.08
Digital transformation costs	—	(15,823)	15,823	—	3,773	12,050	0.24
Write downs of certain assets	—	(4,000)	4,000	—	971	3,029	0.06
MDR and IVDR costs	—	(3,125)	3,125	—	740	2,385	0.05
Litigation-related charges	—	(1,057)	1,057	—	257	800	0.02
Gain on repurchase of convertible notes, net	—	—	—	(12,600)	(3,059)	(9,541)	(0.19)
Gains on sales of property, plant and equipment	—	14,134	(14,134)	—	(3,432)	(10,702)	(0.21)
Impairment of intangible assets	—	(2,391)	2,391	—	581	1,810	0.04
Discrete tax items	—	—	—	—	3,103	(3,103)	(0.06)
Adjusted	$582,696	$338,733	$243,963	$(21,673)	$52,353	$169,937	$3.32
Adjusted, as a percentage of net revenues	56.6%	32.9%	23.7%			16.5%